UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

UNION STREET ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

001-33281 (Commission file number)	20-5221262 (I.R.S. Employer Identification No.)

102 South Union Street Alexandria, VA (Address of principal executive offices)	22314 (Zip Code)

(703) 682-0730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IN CONNECTION WITH THE PROPOSED ACQUISITIONS (“ACQUISITIONS”) OF ARCHWAY MARKETING SERVICES, INC. AND RAZOR BUSINESS STRATEGY CONSULTANTS LLC, UNION STREET ACQUISITION CORP. (“USQ”) FILED A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON APRIL 23, 2008 AND THEN FILED AMENDMENT NO. 1 TO THE PROXY STATEMENT ON JUNE 5, 2008. THE COMPANY IS NOT NOW REQUESTING ANY PROXY. STOCKHOLDERS OF USQ AND OTHER INTERESTED PERSONS ARE ADVISED TO READ USQ’S PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, USQ’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH USQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS CONTAIN IMPORTANT INFORMATION, SUCH AS A DESCRIPTION OF THE SECURITY HOLDINGS OF USQ’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE ACQUISITIONS. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITIONS. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: UNION STREET ACQUISITION CORPORATION, 102 SOUTH UNION STREET, ALEXANDRIA, VIRGINIA, 22314. THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT CAN BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S WEBSITE (http://www.sec.gov).

USQ AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO HAVE PARTICIPATED IN THE SOLICITATION OF PROXIES FROM USQ’S STOCKHOLDERS IN FAVOR OF THE APPROVAL OF THE ACQUISITIONS. INFORMATION CONCERNING USQ’S DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE PUBLICLY FILED DOCUMENTS OF USQ. STOCKHOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF USQ AND ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITIONS BY READING THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT REGARDING THE ACQUISITIONS.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2008, Union Street Acquisition Corp. (“USQ”) entered into definitive agreements to simultaneously acquire in separate acquisitions 100% of the membership interests of Razor Business Strategy Consultants LLC (“Razor”), and 100% of the issued and outstanding shares of capital stock of Archway Marketing Services, Inc. (“Archway”), an indirect subsidiary of AHL Services, Inc. (“AHL”), as disclosed in that Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2008.

In light of current market conditions, there is uncertainty as to the consummation of the proposed acquisitions of Razor and Archway (the “Acquisitions”). Accordingly, USQ’s Board of Directors has determined that it is in the best interests of USQ and its stockholders to explore alternatives in the event the Acquisitions are not completed, with the intention of potentially increasing the funds available to USQ’s creditors and stockholders in the event of a liquidation. The exploration of such alternatives does not alter our intentions to move forward to a special meeting for the purpose of allowing the stockholders of USQ to vote on the Acquisitions in accordance with the charter documents of USQ.

To facilitate any discussions regarding an alternative transaction, on June 23, 2008, USQ entered into an agreement (the “Argenbright Agreement”) with Archway and Argenbright, Inc. (“Argenbright”), whereby USQ agreed to waive Argenbright’s compliance with the “non-solicitation” provisions of the Archway Purchase Agreement, dated February 26, 2008 (the "Archway Purchase Agreement") and release all claims that USQ may have against Argenbright in connection with the presentation of an alternative transaction by certain principals of USQ to Argenbright, provided that the pursuit of such an alternative transaction does not hinder or delay the consummation of the Acquisitions by USQ. In consideration for such waiver, Argenbright agreed to waive its right to receive a termination fee as set forth in the Archway Purchase Agreement, subject to the consummation of an alternative transaction on or before the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008. The Argenbright Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 23, 2008, A. Clayton Perfall, Chief Executive Officer, President and Chairman of the Board of Directors of USQ and President, Chief Executive Officer, a director and 4.6% shareholder of AHL and also a director and officer of its subsidiaries, and Brian H. Burke, Chief Financial Officer, Treasurer and a member of USQ’s Board of Directors and a non-executive officer of AHL and certain of its subsidiaries, entered into a letter agreement (the “Letter Agreement”) with Argenbright. Pursuant to the Letter Agreement, Messrs. Perfall and Burke and Argenbright agreed that if Messrs. Perfall and Burke, or their designee, are willing to enter into an alternative transaction to acquire Archway, then Messrs. Perfall and Burke, on behalf of themselves or their designee, and Argenbright will negotiate in good faith to enter into a stock purchase agreement on substantially the same terms as are in the Archway Purchase Agreement, including the same price, the same representations and warranties, the same covenants and indemnities and otherwise substantially similar except to the extent related to differences in the nature of any such buyer and the fact that it may not be a SPAC, and which shall have a condition to the closing of any alternative transaction be the failure of USQ stockholders to approve the Acquisitions. In the event that the Archway Purchase Agreement is terminated, Messrs. Perfall and Burke and Argenbright agreed to use their reasonable best efforts to consummate such an alternative transaction, provided that the closing of any such alternative transaction occur prior to the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008, after which date the parties’ obligations under the Letter Agreement will expire and be of no further force or effect. The Letter Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) Exhibits:

Exhibit	Description
2.1	Agreement, by and among Union Street Acquisition Corp., Argenbright, Inc. and Archway Marketing Services, Inc., dated June 23, 2008.
2.2	Letter Agreement, by and among Argenbright, Inc., A. Clayton Perfall and Brian H. Burke, dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2008

UNION STREET ACQUISITION CORP.
By:	/s/ Brian Burke
Name:	Brian Burke
Title:	Chief Financial Officer